Exhibit 99.1

Corrected Transcript

24-Nov-2014

RenaissanceRe Holdings Ltd. (RNR)

Acquisition of Platinum Underwriters Holdings, Ltd by RenaissanceRe Holdings Ltd Call

Total Pages: 16
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RenaissanceRe Holdings Ltd. (RNR)	Corrected Transcript
Acquisition of Platinum Underwriters Holdings, Ltd by RenaissanceRe Holdings Ltd Call	24-Nov-2014

CORPORATE PARTICIPANTS

Peter Hill	Jeffrey D. Kelly
Investor Relations Officer, Kekst & Co., Inc.	Chief Financial Officer & Executive Vice President

Kevin J. O’Donnell
President and Chief Executive Officer

OTHER PARTICIPANTS

John O’Brien	Kai Pan
Barclays Capital, Inc.	Morgan Stanley & Co. LLC

Brian R. Meredith	Ryan Byrnes
UBS Securities LLC	Janney Montgomery Scott LLC

Vinay Misquith	Ian J. Gutterman
Evercore ISI	Balyasny Asset Management LP

Amit Kumar
Macquarie Capital (USA), Inc.

MANAGEMENT DISCUSSION SECTION

Operator: Good morning. My name is Tracy, and I will be your conference operator today.

At this time, I would like to welcome everyone to the RenaissanceRe Conference Call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question-and-answer session. [Operator Instructions]

Thank you. Mr. Peter Hill, you may begin your conference.

Peter Hill

Investor Relations Officer, Kekst & Co., Inc.

Good morning and thank you for joining this call to discuss RenaissanceRe Holdings Limited’s acquisition of Platinum Underwriters Holdings Limited.

Earlier this morning, RenaissanceRe issued a press release with information regarding the transaction and a slide presentation containing additional details to be addressed on this conference call has been posted to the Investor Information section of www.renre.com.

There will be an audio replay of the call available from about noon Eastern Time today through midnight on December 14. The replay can be accessed by dialing 855-859-2056 or 404-537-3406. The pass code you will need for both numbers is 38834873.

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RenaissanceRe Holdings Ltd. (RNR)	Corrected Transcript
Acquisition of Platinum Underwriters Holdings, Ltd by RenaissanceRe Holdings Ltd Call	24-Nov-2014

Before we begin, I’m obliged to caution that today’s discussion may contain forward-looking statements, and actual results may differ materially from those discussed. Additional information regarding the factors shaping these outcomes can be found in RenaissanceRe’s SEC filings to which we direct you.

With us to discuss the transaction are RenaissanceRe’s executives, Kevin O’Donnell, President and Chief Executive Officer; and Jeff Kelly, Executive Vice President and Chief Financial Officer.

I’d now like to turn the call over to Kevin. Kevin?

Kevin J. O’Donnell

President and Chief Executive Officer

Thank you, Peter. Good morning, everyone, and thanks for joining us. Early this morning, we announced the acquisition of Platinum Underwriters Limited, a fellow Bermuda-domiciled reinsurance company. We’re excited about this deal and believe it enhances RenRe’s competitive advantages and market position in the reinsurance space. For today, I will provide a high-level overview, then Jeff Kelly will speak to the transaction structure and financial highlights, and I will finally go over why we believe this transaction is attractive for our shareholders.

At a high level, we believe the transaction enhances our client and broker relationships by increasing our product offering and accelerating the growth of our onshore U.S. footprint. We’re able to optimize the combined property cat book given our modeling expertise and ability to allocate business across our various owned and third-party balance sheets. Additionally, we expect a number of operational efficiencies and believe the deal will be accretive to shareholders.

Finally, we believe that Platinum is a good fit for RenaissanceRe from a cultural and integration perspective. We have known the company for a number of years. And some of you will recall we were initial investors in Platinum’s IPO in 2002. Additionally, we provided consultancy services to them for a few years after that. Platinum is a well-run reinsurance company with operations based in Bermuda and the U.S. We believe Platinum has good risk management frameworks and practices in place and have managed their book well.

With that high-level overview, I’ll turn the call over to Jeff. Jeff?

Jeffrey D. Kelly

Chief Financial Officer & Executive Vice President

Thanks, Kevin. I’ll walk through some of the transaction economics in the discussion that follows. And in doing so, I’ll refer to the investor slide deck we published on our website this morning along with our transaction press release. Specifically, my comments will start on slide four of the investor deck.

Total consideration for the transaction is $1.9 billion, shareholders of Platinum will receive $76 per share which equates to a September 30 price-to-book multiple of 1.13 times and a 24% premium to Friday’s closing price. The transaction will be financed using a combination of cash and stock, and the breakdown is approximately 60% cash and 40% stock.

On slide five of that deck, we provide some details of the transaction consideration. For the equity component of the transaction, we anticipate issuing 7.5 million shares that will raise approximately $760 million. The cash component of the transaction which totals $911 million will include three sources which we include some details on slide of that deck – the slide five of the deck.

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RenaissanceRe Holdings Ltd. (RNR)	Corrected Transcript
Acquisition of Platinum Underwriters Holdings, Ltd by RenaissanceRe Holdings Ltd Call	24-Nov-2014

On the top left of that slide, you can see first Platinum will pay a $10 per share special dividend equal to $253 million to its shareholders prior to or at closing. Second, we currently plan to issue an incremental $300 million of senior notes. And finally, the remainder of the cash component amounting to $611 million will be paid from available funds at RenRe.

On slide 17 of the deck, we include a pro forma balance sheet as of September 30, 2014. Pro forma common equity of the combined entity will be $4.1 billion. Total investments and cash will total $9.4 billion following the transaction. Our analysis indicates that we will maintain substantial financial strength, and flexibility and the resulting debt leverage ratios remain at very reasonable levels.

The combined entity will have $2 billion of gross premiums written. Of that amount, 56% of total premiums relate to the property cat, property reinsurance and marine lines, 31% is specialty and casualty and 13% relates to our Lloyd’s business.

We believe the transaction leverages the operating platforms we have built and provides an opportunity for some expense reductions. Our initial assumption for ongoing annual run rate expense saves is $30 million. We also anticipate we will incur implementation costs of $30 million in connection with the transaction. Our internal analysis also indicates that the transaction will be accretive to book value per share, earnings per share and to operating return on equity.

As part of our due diligence process, we conducted in-depth internal and external third-party assessments of Platinum’s reserves and reserving methodologies and believe the overall level to be adequate. As we’ve often said in the past, one of the important metrics with which we measure ourselves is growth in tangible book value per share plus accumulated dividends over the long term. We believe this transaction is an attractive way to deploy capital and should generate solid returns for our shareholders over time.

With that, I’ll turn the call back over to Kevin for his – some detailed comments.

Kevin J. O’Donnell

President and Chief Executive Officer

Thanks, Jeff. On slide seven of the deck, we outlined our strategies to be the best underwriter in simple terms and striving to match the most desirable risk with the most efficient capital.

This is a slide we have often shared with you. We attempt to do this by focusing on our three competitive advantages: superior customer relationships, superior risk selection and superior capital management. This transaction fits well within this strategic framework.

On slide eight, we provide an overview of Platinum, which I’m sure many of you are already familiar with. We believe Platinum is a well-run company that has managed its business in a disciplined manner over time.

Turning to slides nine and 10; I will go over what we believe are the key benefits of this transaction to shareholders of RenaissanceRe. First, we believe the combination of RenaissanceRe and Platinum benefits our clients and brokers as we’re able to offer an expanded suite of products, as well as grow our client base. As we have discussed in recent calls, we believe the reinsurance market is shifting. Companies that can deliver broader solutions to their clients will have an advantage. This transaction positions us well in terms of enhancing our strong client and broker relationships.

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RenaissanceRe Holdings Ltd. (RNR)	Corrected Transcript
Acquisition of Platinum Underwriters Holdings, Ltd by RenaissanceRe Holdings Ltd Call	24-Nov-2014

In keeping with that theme, the transaction allows us to accelerate the growth of our U.S. onshore platform. Recall we have been growing our specialty reinsurance platforms and capabilities since 2008, and most recently, in the U.S. with the build out of our onshore team. We believe that our enhanced market presence in the U.S. will further our reinsurance relationships with brokers and clients. As part of the transaction, we will take on Platinum’s U.S. operations that are located primarily in New York City as well as a smaller regional office in Chicago.

Thirdly, the deal allows us to optimize the combined property reinsurance portfolios. We have the expertise and technology to make the portfolio more efficient while utilizing our own and third-party balance sheets to improve overall returns. Pro forma for the deal, we anticipate property cat premiums will account for 50% of the total based on business written over the past 12 months.

Fourth, we believe the transaction will bring with it a number of operating efficiencies. The combination of the two complementary books of business will reduce required capital on a combined basis. At the same time, we gain greater scale and the potential to take significant costs out of the system. As Jeff mentioned, we currently anticipate about $30 million of annual cost savings on an ongoing basis.

As a result of these benefits I laid out, we anticipate the deal is accretive to shareholders on various financial metrics such as book value per share, earnings per share and ROE.

Finally, we believe the combination with Platinum makes integration easier due to a number of factors. Platinum’s reinsurance-focused business is one that we understand well. We were able to easily understand and model their portfolios using our own platforms and the REM System. As I mentioned in my opening remarks, we have a great degree of familiarity with Platinum’s risk management and underwriting frameworks and many of its key individuals.

We have some additional slides with more details on the subjects I discussed, and I would like to conclude my remarks on some thoughts around integration of the two companies. We value RenRe’s culture highly. As we have often said in the past, we believe it has been a key driver of our success and a key component of how we manage risk. Our culture will undoubtedly shift with the core tenets of what has made us successful will persist and our underwriting principles will not change.

Our top priority during the integration process is to absorb the expertise of both underwriting teams and deliver seamless value to our clients and partners. As mentioned in our press release, our senior management and board will remain in place following the transaction. So in conclusion, we’re excited about this transaction. We look forward to serving our clients and brokers with a broader platform and set of relationships and a continued solid financial position.

I know we have questions in the queue and we will do our best to answer them. But as you can imagine, we have a pretty full day today.

With that I’ll turn it over for questions.

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RenaissanceRe Holdings Ltd. (RNR)	Corrected Transcript
Acquisition of Platinum Underwriters Holdings, Ltd by RenaissanceRe Holdings Ltd Call	24-Nov-2014

QUESTION AND ANSWER SECTION

Operator: [Operator Instructions] Your first question comes from John O’Brien with Barclays. Your line is open.

John O’Brien
Barclays Capital, Inc.	Q

Hi. Good morning. My first question is, was the deal openly marketed or was RenaissanceRe the only bidder and also was there any breakup fee agreed upon?

Jeffrey D. Kelly
Chief Financial Officer & Executive Vice President	A

Thanks, John. This is Jeff Kelly.

We were able to have a 30-day period of exclusivity in discussing the deal with Platinum and there is a breakup fee of $60 million.

John O’Brien
Barclays Capital, Inc.	Q

Okay. And then second question, I mean, maybe you could just touch on why RenRe feels the need to pursue or buy something to diversify versus growing organically and how you guys think about that.

Kevin J. O’Donnell
President and Chief Executive Officer	A

So, this is Kevin.

This is something that is just furthering the strategy that we have. All our organic initiatives will remain in place, and we see Platinum as a good strategic fit to further enhance the things that we’re already doing. So, I wouldn’t see this as a shift or as a change in the things that we’ve done in the past. We remain committed to being the leader in the property cat market, and we see that bringing Platinum on adds greater diversification and greater capital efficiency. The organic initiatives that we’ve been successful with since 2008 continue exactly as they were before the transaction.

John O’Brien
Barclays Capital, Inc.	Q

Okay. Thank you, guys.

Operator: Your next question comes from the line of Brian Meredith with UBS. Your line is open.

Brian R. Meredith
UBS Securities LLC	Q

Yeah. Good morning. A couple of quick questions here; just first, if you could chat a little bit about the excess capital position. You talk about how it’s going to be substantial here post the transaction, maybe you can kind of go a little bit more into that. Is there a reduction in the combined company’s excess cap, because I know Platinum and RenRe both had really substantial excess capital positions? How much is it being reduced? And then also on that given the transactions going on right now, do you have to stop share buyback at this point?

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RenaissanceRe Holdings Ltd. (RNR)	Corrected Transcript
Acquisition of Platinum Underwriters Holdings, Ltd by RenaissanceRe Holdings Ltd Call	24-Nov-2014

Jeffrey D. Kelly
Chief Financial Officer & Executive Vice President	A

Thanks, Brian. It’s Jeff.

I guess without quoting specific numbers about excess capital, as I’ve said in my comments, while we anticipate after the close of the deals having a very significant amount of excess capital and liquidity as a combined entity, obviously in the combination of the two firms, there are capital efficiencies and we are deploying some of those and utilizing cash in the transaction consideration. So, we think that is a good use of some of the combined company’s excess capital, but we think pro forma the company still remains very strongly capitalized.

Brian R. Meredith
UBS Securities LLC	Q

And what about current share buyback program, Jeff, to kind of suspend that while the transaction is going on?

Jeffrey D. Kelly
Chief Financial Officer & Executive Vice President	A

Well, I’ll just remind that through the first three quarters – through the first – through the earnings call, we had repurchased about $ 514 million. We’re deploying $ 600 million of our own cash in this transaction. So, it is a lot of capital management in 2014/2015. We’ll just have to take a look at the capital position and all the other variables we look at in making decisions without share repurchases.

Brian R. Meredith
UBS Securities LLC	Q

Got you. And then last question, any discussions with rating agencies so far as far as maintaining the A plus rating?

Jeffrey D. Kelly
Chief Financial Officer & Executive Vice President	A

We have had discussions with all three of the rating agencies, and we actually contacted them mid-week last week. And we are – they need to go through the processes that they need to go through. But I think we have very good relationships with the rating agencies. We’ve agreed to provide them whatever information they need to make their ratings decisions. But I would say, at least from our perspective, the principal constraints around our capital are internal tests, and we remain very heavily capitalized versus those internal tests.

Brian R. Meredith
UBS Securities LLC	Q

Great. Thanks for the answers.

Jeffrey D. Kelly
Chief Financial Officer & Executive Vice President	A

Sure.

Operator: Your next question comes from the line of Vinay Misquith with Evercore. Your line is open.

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RenaissanceRe Holdings Ltd. (RNR)	Corrected Transcript
Acquisition of Platinum Underwriters Holdings, Ltd by RenaissanceRe Holdings Ltd Call	24-Nov-2014

Vinay Misquith
Evercore ISI	Q

Hi. Good morning. You talked about $ 30 million worth of expense saves. I was just curious about whether you thought that there would be leakage of business in the form of dis-synergies. And how much of Platinum’s property cat business do you plan to keep on your books versus [ph] sort of diversify (18:10) away?

Kevin J. O’Donnell	A
President and Chief Executive Officer

So, we, doing due diligence, spent a lot of time looking at their book of business, and we feel confident that we can retain the portions of the book that we want to retain. With regard to the property cat business, that’s going to be an evolving story as to how we bring that on to our platforms and how we share it with our third-party capital partners.

I think in general, it’ll be treated – once it’s integrated, it’ll be treated in exactly the same way as our book where we are writing it on both RenaissanceRe’s paper and then we’re taking companion lines on DaVinci. To the extent there’s other sidecars or things introduced for some of the Platinum business is something that we’ll determine as we look more carefully as to what the customers need.

Vinay Misquith
Evercore ISI	Q

Sure. So, just having more diversified premiums, would it help you to write more property cat premiums just versus a stand-alone RenaissanceRe book?

Kevin J. O’Donnell
President and Chief Executive Officer	A

Yeah. That’s a great question. Not only does bringing this diversifying premium on add capital efficiencies and operating leverage to the platforms that we have, in our economic model, bringing on diversifying profit allows us to write more property cat. To be honest, with our without this traction – this transaction, we were not constrained to accept more property cat, and our appetite for property cat remains as strong as it was prior to the transaction as it is after the transaction.

Vinay Misquith
Evercore ISI	Q

Okay. That’s helpful. And RenaissanceRe runs at zero tax rate; I believe there’s a small tax at Platinum. Do you have a sense for what you plan to do in the future with the taxes?

Jeffrey D. Kelly
Chief Financial Officer & Executive Vice President	A

Well, we do have a U.S. 953(d) balance sheet upon which we pay taxes. So, we’ll look to consolidate our U.S. operations into balance sheets that make the most sense for us. But I do think that we’ll continue to try and manage that aspect of our business as cleanly as we can.

Vinay Misquith
Evercore ISI	Q

Sure. And on the Platinum side, in terms of the management teams, do you have any plans to keep them in place right now, and what are the retention terms that you’ve discussed?

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RenaissanceRe Holdings Ltd. (RNR)	Corrected Transcript
Acquisition of Platinum Underwriters Holdings, Ltd by RenaissanceRe Holdings Ltd Call	24-Nov-2014

Kevin J. O’Donnell
President and Chief Executive Officer	A

Yeah. We’re not buying just a book of business. We’re buying Platinum, and we see a lot of value in their U.S. operations. At this point, we have a agreement for Liz Mitchell to stay on who is the Chief Executive Officer of the U.S. operations for Platinum, and we’re thrilled to have her joining our team. Over the period of integration, we’ll get to know the rest of her team in more detail, and we hope that many of them will become part of the RenaissanceRe franchise going forward.

Vinay Misquith
Evercore ISI	Q

Okay. Thank you.

Operator: Your next question comes from the line of Amit Kumar with Macquarie. Your line is open.

Amit Kumar
Macquarie Capital (USA), Inc.	Q

Thanks, and good morning. Maybe a quick follow-up question, is Michael Price staying or is he going? Did I miss that on the last question?

Kevin J. O’Donnell
President and Chief Executive Officer	A

Michael Price will not be joining the combined entity going forward.

Amit Kumar
Macquarie Capital (USA), Inc.	Q

Got it. That’s helpful. The other question I had was on the cost savings and the one-time costs. Can you expand on what is included in those numbers?

Jeffrey D. Kelly
Chief Financial Officer & Executive Vice President	A

Sure. I would say in the – so in starting with the one-time costs there, there are a lot of things in there. There are lease termination expenses, probably some software write-offs, things like that that are always a part of any combination like that. But I would say the dominant item there are compensation-related in terms of either change of control payments or severance over – anticipated over the period of time through which companies are integrated.

And in terms of expense saves, similarly, we anticipate some expense saves from facilities and just reduced infrastructure, and there will be some cost saves that relate to duplicative positions around the company. And in particular, those tend to be most heavily focused in areas in effectively running a public company.

Amit Kumar Macquarie Capital (USA), Inc.	Q

Got it. And I guess the only other question I had was – and you mentioned the reserves in the opening remarks. How does their methodology in terms of loss reserving – how did that compare to your RenRe methodology?

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RenaissanceRe Holdings Ltd. (RNR)	Corrected Transcript
Acquisition of Platinum Underwriters Holdings, Ltd by RenaissanceRe Holdings Ltd Call	24-Nov-2014

Jeffrey D. Kelly Chief Financial Officer & Executive Vice President	A

Well, we think it compares quite closely. They have some different lines of business. They have more – they have a lot of long term data that informs their reserving methodologies that in some cases is longer than ours. But overall, we did a lot of diligence in this area, hiring our own third-party advisor on reserves and we came out very comfortable that the reserves are adequate as stated.

Amit Kumar Macquarie Capital (USA), Inc.	Q

Got it. That’s all I have. Thanks for the answers and good luck for the future.

Jeffrey D. Kelly Chief Financial Officer & Executive Vice President	A

Sure.

Kevin J. O’Donnell President and Chief Executive Officer	A

Thanks.

Operator: Your next question comes from the line of Kai Pan with Morgan Stanley. Your line is open.

Kai Pan Morgan Stanley & Co. LLC	Q

Good morning. Thank you. Just first question is that when you look at this transaction and have you looked at other opportunities, because given the change in the reinsurance marketplace, have you looked opportunity, for example, getting closer to the end user like acquiring a primary specialty insurance company?

Kevin J. O’Donnell President and Chief Executive Officer	A

Actually, I think there has been a lot of discussion about getting closer to the customer. And I think that conversation is one that I would actually change slightly to be a conversation about disintermediation, where people are seeing capital come in at different parts of the chain, and they’re seeing risk being matched with capital differently both in property cat and in other lines of business than what has historically been done.

It’s our belief that as long as we’re adding value between risk and capital, there’s a role for us in any market. And as this market changes, we are constantly focused on providing value in that. And so, as far as thinking about the move to primary, our view of that is really one of, it’s playing a valuable role in the changing capital structures that are supporting different types of risk and making sure you have a role to play in that. We’ve been a leader in third-party capital for many years and we believe that this acquisition provides us with additional flexibility as to how to manage not only our own capital, but third-party capital as well.

Kai Pan Morgan Stanley & Co. LLC	Q

Okay. I remember on the last earnings call, you talked about your expertise in the specialty marketplace because you – in that market, you’re growing pretty quickly. What sort of expertise you think the Platinum transaction will bring to the combined platform?

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RenaissanceRe Holdings Ltd. (RNR)	Corrected Transcript
Acquisition of Platinum Underwriters Holdings, Ltd by RenaissanceRe Holdings Ltd Call	24-Nov-2014

Kevin J. O’Donnell
President and Chief Executive Officer	A

As Jeff had mentioned, Platinum has managed this book of business from – as Platinum since their IPO, but much of the data and much of the business actually was transferred over to them. So they have very longstanding relationships. I think they have very strong claims frameworks. They have very strong audit frameworks, and they have a keen understanding of the type of risk that they’re taking.

So, I think bringing their expertise and bringing what’s best about Platinum to RenaissanceRe more broadly, is certainly a goal of ours during integration and certainly bringing RenRe’s culture and what is best about RenRe to Platinum’s book is a goal of ours during integration.

Kai Pan
Morgan Stanley & Co. LLC	Q

Okay. Lastly, does this change your guidance for 2015?

Jeffrey D. Kelly
Chief Financial Officer & Executive Vice President	A

Thanks, Kai. No. At this point, I don’t think it’d be appropriate to change our guidance. And we’ll update that on our first quarter call or our fourth quarter that’ll probably be in early February.

Kai Pan Morgan Stanley & Co. LLC	Q

Great. But thank you so much and good luck.

Jeffrey D. Kelly Chief Financial Officer & Executive Vice President	A

Thanks.

Operator: Your next question comes from the line of Ryan Byrnes with Janney Capital. Your line is open.

Ryan Byrnes Janney Montgomery Scott LLC	Q

Good morning, everybody. Platinum has seemed to do a business shift over the past couple of years, and this year particularly. It seems like they – from an underwriting side, the returns aren’t as great, so they’re shifting to more alternative and kind of hedge fund investments. Is that something that we should expect to continue as you guys take on that portfolio?

Kevin J. O’Donnell President and Chief Executive Officer	A

No. I think we like the underwriting that Platinum has performed. We think they’ve done a good job managing their book of business. And bringing that business on to our platform because of the diversifying nature already enhances returns for the book on our platform compared to theirs. So, our investment strategy will largely be consistent. We may see some shift in our duration just as we are looking at this being a longer tail book. But I wouldn’t expect to see a – the shift to alternative investments that Platinum was contemplating.

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RenaissanceRe Holdings Ltd. (RNR)	Corrected Transcript
Acquisition of Platinum Underwriters Holdings, Ltd by RenaissanceRe Holdings Ltd Call	24-Nov-2014

Ryan Byrnes Janney Montgomery Scott LLC	Q

Okay, great. And then my second one or sort of my last question is third-party capital opportunities. Should we view – would you guys look at doing it outside of, I guess, the core prop-cat space now? I’m just trying to think obviously because Platinum gives you these other capabilities of more casualty and specialty lines. Is there a possibility there down the road for third-party capital opportunities?

Kevin J. O’Donnell President and Chief Executive Officer	A

Again, I think our expertise in third-party capital management has largely been focused around property cat, but we have a – strong relationships with lots of different capital providers. Different capital providers have expressed interest in different types of risks, and we are certainly open to managing Platinum’s risk and our risk on both our platforms and on third-party platforms, similarly as we have done in property cat. For the time being, I would expect that most of the risk for Platinum on the casualty and specialty side that will reside on owned balance sheets.

Ryan Byrnes Janney Montgomery Scott LLC	Q

Okay, great. Thanks for the color, guys.

Operator: Your next question comes from the line of Ian Gutterman with Balyasny. Your line is open.

Ian J. Gutterman Balyasny Asset Management LP	Q

Hi. Thank you. I guess my first question is the $611 million of Renaissance cash being used, is it reasonable to say that’s essentially your excess capital being deployed, or it’s not the right way to think of it? Is that maybe using some of the Platinum’s excess capital too, or is that not even the right way to think about it and it’s just cash?

Jeffrey D. Kelly Chief Financial Officer & Executive Vice President	A

Thanks, Ian. Well, it is just cash, but I think you could say that it uses – as a stand-alone company, that $600 million is a portion of what we think about as our excess capital.

Ian J. Gutterman Balyasny Asset Management LP	Q

Got it. Okay. And again, that’s the excess from your balance sheet, and is it fair to think of the $10 dividend as using some of the excess capital that was existing on the Platinum balance sheet?

Jeffrey D. Kelly Chief Financial Officer & Executive Vice President	A

That is – I would say that is some of the excess capital on their balance sheet, but not all. And I think in addition, as we try to convey – the combination itself, we believe, creates excess capital by virtue of the diversification benefit that Kevin talked about and some anticipated third-party capital management of portions of the cat book. So I think, taken together, we think the deal is extremely capital efficient for us.

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RenaissanceRe Holdings Ltd. (RNR)	Corrected Transcript
Acquisition of Platinum Underwriters Holdings, Ltd by RenaissanceRe Holdings Ltd Call	24-Nov-2014

Ian J. Gutterman
Balyasny Asset Management LP	Q

Thanks. That part makes sense. I was just trying to think through I guess back to Brian’s question. So as a starting point, you can do $600 million less of repurchase than you could have done otherwise, but that’s somewhat mitigated by the fact that there’s excess capital created by the deal. Is that a fair conclusion?

Jeffrey D. Kelly Chief Financial Officer & Executive Vice President	A

It is a fair conclusion.

Ian J. Gutterman Balyasny Asset Management LP	Q

Okay, great. And then on the accretion, I’m just curious how – I mean, it makes sense obviously with a lot of cash in the deal, it’s going to be accretive. Can you give us a sense if you had done all stock, would this still be accretive to EPS and ROE?

Jeffrey D. Kelly Chief Financial Officer & Executive Vice President	A

I think – over time, we believe that the capital efficiencies that created – that this deal creates would have allowed for that. But we think the way the deal is structured is appropriate for both firms and utilizes the capital strength of both firms that would have been, I think, it wouldn’t have made sense to capitalize in an all-equity basis.

Ian J. Gutterman Balyasny Asset Management LP	Q

No. Sure. I’m just thinking when – right, I was just thinking more of an opportunity cost situation as opposed to the reality. And then, I think my last one was I know it’s early, but any sense of PGAAP adjustments? I guess, one, how much goodwill might be created and then two, I mean, I can probably back into that, but just I know sometimes when companies haven’t done reserves, you have to sort take this day one which are maybe take away from the future earnings power but accrete to book. So any rough sense of what that might be?

Jeffrey D. Kelly Chief Financial Officer & Executive Vice President	A

I think the excess purchase price is $228 million. As we get closer to the close, we’ll make an assessment of how much of that gets allocated to goodwill and how much to intangibles, but I wouldn’t – it’s probably not worthwhile speculating on that at this point. We have a view, but at the end of the day, that will be something that gets decided as we near close.

Ian J. Gutterman Balyasny Asset Management LP	Q

Okay. And then on the reserve side, because obviously a lot of their earnings have come through reserve releases, I was wondering is there a potential that a lot of that has to get capitalized and sort of lowers the pro forma earnings power for stand-alone PTP?

Kevin J. O’Donnell President and Chief Executive Officer	A

Actually, can you repeat that? Sorry.

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RenaissanceRe Holdings Ltd. (RNR)	Corrected Transcript
Acquisition of Platinum Underwriters Holdings, Ltd by RenaissanceRe Holdings Ltd Call	24-Nov-2014

Ian J. Gutterman Balyasny Asset Management LP	Q

Well, just wondering when you do the PGAAP adjustments on their reserves, might you have to sort of capitalize some of their reserve redundancy, so that on a go-forward basis, they’ll have less reserve releases in the combined entity than they would have stand-alone?

Jeffrey D. Kelly Chief Financial Officer & Executive Vice President	A

I wouldn’t want to make a judgment on that at this point, Ian.

Ian J. Gutterman Balyasny Asset Management LP	Q

Got it, okay. Thank you very much. Appreciate the call.

Jeffrey D. Kelly Chief Financial Officer & Executive Vice President	A

Sure. And just to clarify my comment, the $228 million is an estimate of the excess purchase price that actually gets decided at close, but it’s our best guess based on 9/30 numbers.

Ian J. Gutterman Balyasny Asset Management LP	Q

Thank you.

Operator: Your next question comes from the line of [ph] Scott Frost (35:08) with Bank of America Lynch. Your line is open.

Q

Hi, thanks for taking my call. I just wanted to go over the ratings again here. I understand your comments the agencies have to go through their exercises to evaluate. But if I said that you believe that your pro-forma financials indicate this transaction would be ratings-neutral and that you’re managing quantitative metrics to achieve that goal, would that be accurate?

Kevin J. O’Donnell President and Chief Executive Officer	A

One thing I would say is, before Jeff comments, we manage not for the rating agencies. We manage to build what we think are the most optimal portfolios. In general, we look at our internal constraints as being the guiding constraints as to how we manage the business. And based on all the numbers that we’re looking at, we feel that we’re in a very strong capital position after this transaction. But it wouldn’t be accurate to say that we – our internal guidelines are to manage to a rating outcome.

Jeffrey D. Kelly Chief Financial Officer & Executive Vice President	A

Yeah. I -

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RenaissanceRe Holdings Ltd. (RNR)	Corrected Transcript
Acquisition of Platinum Underwriters Holdings, Ltd by RenaissanceRe Holdings Ltd Call	24-Nov-2014

Q

Okay. Go ahead. Sorry.

Jeffrey D. Kelly Chief Financial Officer & Executive Vice President	A

I would just add to that, [ph] Scott (36:20). I – so, we think we have good relationships with the rating agencies. We are in discussions with them all the time. And I wouldn’t want to speculate on how they will come down on this other than to say that we think, on a pro-forma basis, the combined company has a high degree of capital strength and flexibility, and it’s consistent with how we’ve managed our business in the past. So, but I wouldn’t want to speculate on their actions. That’s their business.

Q

Understandable. Okay. Thank you.

Kevin J. O’Donnell President and Chief Executive Officer	A

Okay. Thanks.

Operator: Your final question comes from the line of Vinay Misquith with Evercore. Your line is open.

Vinay Misquith Evercore ISI	Q

Hi. Sorry. Just a follow up on the capital question once again: so, when you’re thinking about $864 million of cash off the balance sheets of both the companies which is pretty substantial. So, curious as to whether, I mean, on a normalized basis, once the deal is done, can you sort of buy back stock with 100% of earnings or will you need to hold back for a while until your capital position gets even stronger?

Jeffrey D. Kelly Chief Financial Officer & Executive Vice President	A

Well, Vinay, as we’ve tried to say in our discussions around share repurchases, I wouldn’t – we try not to forecast the dollar amount that we would look to buy in any specific period because that isn’t how we think about it. But I don’t think at least from – at this point in time, and it is only a point in time because a lot can happen between now and close, but at this point in time, I don’t think we would feel the need to build capital further to repurchase shares. So, I wouldn’t think of us as being particularly constrained in that regard.

Vinay Misquith Evercore ISI	Q

Sure. Right. So, from now until close, you can still buy back stock? Is that right or are you legally stopped from buying back stock?

Jeffrey D. Kelly Chief Financial Officer & Executive Vice President	A

Well, I think we’ve deployed a lot of excess capital here in the last 12 months, and I think we’ll take stock of this. We’ll work hard to get the transaction closed, and we’ll make judgments between now and close on how we work out there.

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RenaissanceRe Holdings Ltd. (RNR)	Corrected Transcript
Acquisition of Platinum Underwriters Holdings, Ltd by RenaissanceRe Holdings Ltd Call	24-Nov-2014

Vinay Misquith Evercore ISI	Q

Okay. Sure. Thank you very much.

Kevin J. O’Donnell

President and Chief Executive Officer

Okay. Thank you, everybody. Again, we’re excited about the news today, and we thank you for your questions, and obviously our team is available to answer any other questions that you may have. Thank you.

Operator: Thank you for joining. This concludes today’s conference call. You may now disconnect.

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RenaissanceRe Holdings Ltd. (RNR)	Corrected Transcript
Acquisition of Platinum Underwriters Holdings, Ltd by RenaissanceRe Holdings Ltd Call	24-Nov-2014

Important Information for Investors and Shareholders

This communication relates to a proposed merger between RenaissanceRe and Platinum that will become the subject of a registration statement on Form S-4, which will include a proxy statement/prospectus, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) that will provide full details of the proposed merger and the attendant benefits and risks. This communication is not a substitute for the proxy statement/prospectus or any other document that RenaissanceRe or Platinum may file with the SEC or that Platinum may send to its shareholders in connection with the proposed merger. Investors and Platinum security holders are urged to read the registration statement on Form S-4, including the definitive proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to Platinum shareholders as they become available because they will contain important information about the proposed merger. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain documents filed by RenaissanceRe with the SEC by contacting RenaissanceRe’s Legal Department at RenaissanceRe Holdings Ltd., Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, or via e-mail at investorrelations@renre.com; and you may obtain copies of documents filed by Platinum with the SEC by contacting Platinum’s Legal Department at Platinum Underwriters Holdings, Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke, Bermuda HM08, or visiting Platinum’s website at www.platinumre.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

RenaissanceRe, Platinum and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about RenaissanceRe’s directors and executive officers is available in RenaissanceRe’s proxy statement dated April 10, 2014 for its 2014 Annual General Meeting of Shareholders. Information about Platinum’s directors and executive officers is available in Platinum’s proxy statement dated March 21, 2014 for its 2014 Annual General Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

Cautionary Statement Regarding Forward Looking Statements

Any forward-looking statements made in this communication reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain Platinum’s shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of regulatory approvals; risks that the proposed transaction disrupts each company’s current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger; the frequency and severity of catastrophic and other events; uncertainties in the companies’ reserving processes; the lowering or loss of any of the financial strength, claims paying or enterprise wide risk management ratings of either company or their respective subsidiaries or joint ventures; risks associated with appropriately modeling, pricing for, and contractually addressing new or potential factors in loss emergence; risks that the companies might be bound to policyholder obligations beyond their underwriting intent; risks due to the companies’ reliance on a small and decreasing number of reinsurance brokers and other distribution services; risks relating to operating in a highly competitive environment; risks relating to deteriorating market conditions; the risk that the companies’ customers may fail to make premium payments due to them; the risk of failures of the companies’ reinsurers, brokers or other counterparties to honor their obligations to the companies; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., Platinum Underwriters Bermuda, Ltd. or any of the companies’ other Bermuda subsidiaries, is subject to U.S. taxation; other risks relating to potential adverse tax developments; risks relating to adverse legislative developments; risks associated with the companies’ investment portfolios; changes in economic conditions or inflation; and other factors affecting future results disclosed in RenaissanceRe’s and Platinum’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

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